Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Puget Energy, Inc. of our report dated February 19, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Puget Energy, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
May 14, 2026